Exhibit 77D

Morgan Stanley Institutional Fund, Inc. - Emerging Markets
Debt Portfolio

The Portfolio made those changes to its investment strategies described in the supplement to its Prospectus filed via EDGAR with the Securities and Exchange Commission on March 1, 2012 (accession number 0001104659-12-014929) and incorporated by reference herein.